Exhibit 8

         CONSENT FOR NOMINATION

I, Richard L. Huffsmith, hereby consent to my nomination as a director of First Bell Bancorp, Inc. (including being named in a proxy statement as a nominee) and agree to serve as a director of First Bell Bancorp, Inc. if elected.

					________________________
					Richard L. Huffsmith


CONSENT FOR NOMINATION

I, Seymour Holtzman, hereby consent to my nomination as a director of First Bell Bancorp, Inc. (including being named in a proxy statement as a nominee) and agree to serve as a director of First Bell Bancorp, Inc. if elected.

					________________________
					Seymour Holtzman

CONSENT FOR NOMINATION

I, Sybil F. Stershic, hereby consent to my nomination as a director of First Bell Bancorp, Inc. (including being named in a proxy statement as a nominee) and agree to serve as a director of First Bell Bancorp, Inc. if elected.

					________________________
					Sybil F. Stershic